Exhibit 99.2

DESCRIPTION OF THE CONVERTIBLE PREFERRED STOCK

The Convertible Preferred Stock will be issued pursuant to the terms of a Certificate of Designation that amends the Restated Certificate of Incorporation of Citigroup Inc.  The terms of the Convertible Preferred Stock will include those stated in the Certificate of Designation, copies of which will be made available to prospective investors.  The following summary of the material terms and provisions of the Convertible Preferred Stock is not intended to be complete and is qualified by the Certificate of Designation.  If any specific information regarding the Convertible Preferred Stock in this description is inconsistent with the terms of the Convertible Preferred Stock described in the Certificate of Designation, you should rely on the information contained in the Certificate of Designation.

General

Shares of the Convertible Preferred Stock represent a single series of Citigroup authorized preferred stock, and are convertible into shares of Citigroup common stock as described below.  Citigroup is offering                      depositary shares representing shares of Convertible Preferred Stock ($          aggregate liquidation preference), $1.00 par value, with each share of Convertible Preferred Stock having a liquidation preference of $50,000 per share.  Each depositary share represents a 1/1,000th interest in a share of the Convertible Preferred Stock (equivalent to $50 per depositary share).  Each depositary share entitles the holder to a proportional fractional interest in a share of Convertible Preferred Stock, including conversion, dividend, voting, redemption and liquidation rights.

Citigroup is issuing in concurrent private placements $                    aggregate liquidation preference of additional series of convertible preferred stock represented by depositary shares.  Such additional convertible preferred stock and depositary shares have the same terms as, and rank equally with, the Convertible Preferred Stock and the related depositary shares.

Holders of the Convertible Preferred Stock have no preemptive rights.  Shares of the Convertible Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable.  The depositary will be the sole holder of shares of the Convertible Preferred Stock.  The holders of depositary shares will be required to exercise their proportional rights in the Convertible Preferred Stock through the depositary, as described in “Description of the Depositary Shares” below.

The Convertible Preferred Stock will rank senior to Citigroup common stock and any other stock that is expressly made junior to the preferred stock as to payment of dividends and distribution of assets upon the liquidation, dissolution or winding up of Citigroup.  As of the date of this description, Citigroup has shares of several series of preferred stock outstanding, as set forth below under “— Outstanding Series of Preferred Stock.”  In addition, Citigroup may from time to time, without notice to or consent from the holders of the Convertible Preferred Stock, create and issue additional shares of preferred stock ranking equally with or junior to the Convertible Preferred Stock as to dividends and distribution of assets upon the liquidation, dissolution or winding up of Citigroup.

The Convertible Preferred Stock will not be subject to any sinking fund or other obligation of Citigroup to redeem or repurchase the Convertible Preferred Stock.

Dividends

Dividends on shares of the Convertible Preferred Stock will not be mandatory.  Holders of the Convertible Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of Citigroup or a duly authorized committee of the board, out of assets legally available under Delaware law for payment, non-cumulative cash dividends at a rate per year of
         % on the liquidation preference amount of $50,000 per share of Convertible Preferred Stock (equivalent to $         per depositary share per year).

If declared by the board of directors of Citigroup or a duly authorized committee of the board, Citigroup will pay cash dividends on the Convertible Preferred Stock quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2008.  Citigroup will pay dividends to the holders of record of shares of the Convertible Preferred Stock as they appear on the stock register on each record date, not exceeding 30 days before the applicable payment date, as shall be fixed by the board of directors of Citigroup or a duly authorized committee of the board.  If any date on which dividends otherwise would be payable is not a Business Day, then the dividend payment date will be the next succeeding day that is a Business Day, unless that day falls in the next calendar year, in which case the dividend payment date will be the immediately preceding Business Day.  A “Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

Dividends on the Convertible Preferred Stock will not be cumulative.  If a dividend is not declared on the Convertible Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and Citigroup will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Convertible Preferred Stock or any other series of preferred stock or common stock are declared for any future dividend period.  References to the “accrual” of dividends in this description refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.  A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including the date of issuance of the Convertible Preferred Stock to, but excluding, the next succeeding dividend payment date.

If declared for the initial dividend period, dividends on the Convertible Preferred Stock will accrue from the original issue date at a rate of           % per year on the liquidation preference amount of $50,000 per share of Convertible Preferred Stock.  If Citigroup issues additional shares of the Convertible Preferred Stock, dividends on those additional shares, if declared for the initial dividend period of those shares, will accrue from the original issue date of the additional shares at the same rate.

Citigroup will calculate dividends on the Convertible Preferred Stock on the basis of a 360-day year of twelve 30-day months.  Dividends on the shares of Convertible Preferred Stock that are redeemed will cease to accrue on the redemption date, as described below under “— Optional Redemption,” unless Citigroup defaults in the payment of the redemption price of the shares of the Convertible Preferred Stock called for redemption.

So long as any share of Convertible Preferred Stock remains outstanding, unless as to a dividend payment date full dividends on all outstanding shares of the Convertible Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the dividend period then ending, Citigroup and its subsidiaries will not, during the next succeeding dividend period that commences on such dividend payment date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Citigroup’s junior stock, or make any guarantee payment with respect thereto, other than:

•                  purchases, redemptions or other acquisitions of shares of junior stock of Citigroup in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•                  purchases of shares of common stock of Citigroup pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•                  as a result of an exchange or conversion of any class or series of Citigroup’s junior stock for any other class or series of Citigroup’s junior stock;

•                  the purchase of fractional interests in shares of Citigroup’s junior stock pursuant to the conversion or exchange provisions of such junior stock or the security being converted or exchanged;

•                  the purchase of Citigroup’s junior stock by an investment banking subsidiary of Citigroup in connection with the distribution thereof; or

•                  the purchase of Citigroup’s junior stock by any investment banking subsidiary of Citigroup in connection with market-making or other secondary market activities in the ordinary course of the business of the subsidiary.

This restriction, however, will not apply to any junior stock dividends paid by Citigroup where the dividend stock is the same stock as that on which the dividend is being paid.  Additionally, this restriction does not prevent Citigroup from issuing preferred stock in the future that by its terms is expressly senior to the Convertible Preferred Stock.  However, the issuance of senior capital stock of Citigroup is subject to certain limitations, as described below under “— Voting Rights.”

Except as provided below, for so long as any share of Convertible Preferred Stock remains outstanding, if dividends are not declared and paid in full upon the shares of Convertible Preferred Stock and any parity stock, all dividends declared upon shares of Convertible Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share of Convertible Preferred Stock and accrued dividends for the then-current dividend period per share of any parity stock (including, in the case of any such parity securities that bear cumulative dividends, all accrued and unpaid dividends) bear to each other.

As used in this description, “junior stock” means Citigroup common stock and any other class or series of capital stock over which the Convertible Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on the liquidation, dissolution or winding up of Citigroup, and “parity stock” means any other class or series of Citigroup capital stock that ranks equally with the Convertible Preferred Stock in the payment of dividends and in the distribution of assets on the liquidation, dissolution or winding up of Citigroup.  As of the date of this description, Citigroup has shares of several series of preferred stock outstanding, as set forth below under “— Outstanding Series of Preferred Stock.”  In addition, Citigroup may from time to time, without notice to or consent from the holders of the Convertible Preferred Stock, create and issue additional shares of preferred stock ranking equally with or junior to the Convertible Preferred Stock as to dividends and distribution of assets upon the liquidation, dissolution or winding up of Citigroup.

Subject to the conditions described above, and not otherwise, dividends payable in cash, stock or otherwise, as may be determined by the board of directors of Citigroup or a duly authorized committee of the board, may be declared and paid on junior stock and parity stock from time to time out of any assets legally available for such payment, and the holders of the Convertible Preferred Stock will not be entitled to participate in those dividends.

Liquidation Rights

Upon the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the Convertible Preferred Stock are entitled to receive, out of assets legally available for distribution to stockholders, before any distribution of assets is made to holders of Citigroup common stock or any other shares of stock ranking junior to the Convertible Preferred Stock as to distributions upon the liquidation, dissolution or winding up of Citigroup, a liquidating distribution in the amount of $50,000 per share (equivalent to $50 per depositary share), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of the liquidation, dissolution or winding up if and to the extent declared.  Distributions will be made only to the extent of assets remaining available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Convertible Preferred Stock as to distributions upon the liquidation, dissolution or winding up of Citigroup, and pro rata as to the Convertible Preferred Stock and any other shares of Citigroup stock ranking equally as to such distribution.

After payment of this liquidating distribution, the holders of the Convertible Preferred Stock will not be entitled to any further participation in any distribution of Citigroup assets.

Citigroup’s consolidation or merger with one or more other entities will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Because Citigroup is a holding company, its rights and the rights of its creditors and stockholders, including the holders of the Convertible Preferred Stock, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that Citigroup is a creditor with recognized claims against the subsidiary.

Optional Conversion Right

Each share of the Convertible Preferred Stock may be converted at any time, at the option of the holder, into            shares of Citigroup common stock plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”).  The initial conversion rate reflects an approximate initial conversion price of $                     per share of Citigroup common stock for each share of Convertible Preferred Stock (or each 1,000 depositary shares).  Depositary shares may be converted at the option of the holders thereof only in lots of 1,000 depositary shares or integral multiples thereof.  If the Convertible Preferred Stock has been called for redemption, the holder will be entitled to convert the Convertible Preferred Stock from the date of notice of the redemption until the close of business on the second Business Day immediately preceding the date of redemption.

The conversion rate and the corresponding conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below.  The applicable conversion price at any given time will be computed by dividing $50,000 by the applicable conversion rate at such time.

If the conversion date (as defined below under “— Conversion Procedures”) is prior to the record date for any declared dividend for the dividend period in which you elect to convert, you will not receive any declared dividends for that dividend period.  If the conversion date is after the record date for any declared dividend and prior to the dividend payment date, you will receive that dividend on the relevant dividend payment date if you were the holder of record on the record date for that dividend; however, whether or not you were the holder of record on the record date, you must pay to the conversion agent when you convert your shares of Convertible Preferred Stock an amount in cash equal to the full dividend actually paid on the dividend payment date for the then-current dividend period on the shares being converted, unless your shares of Convertible Preferred Stock are being converted following receipt of a notice of redemption at Citigroup’s option as described below under “— Optional Redemption,” a notice of conversion at Citigroup’s option as described below under “— Conversion at the Option of Citigroup,” or a notice of a make-whole acquisition as described below under “— Conversion Upon Certain Acquisitions.”

Citigroup will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Citigroup common stock or other securities issued on account of Convertible Preferred Stock or certificates representing such shares or securities, or depositary shares representing an interest therein.  Citigroup will not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, depositary shares, shares of Citigroup common stock or other securities in a name other than that in which the shares of Convertible Preferred Stock (or the corresponding depositary shares) with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof (or the registered holder of the corresponding depositary shares), and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to Citigroup the amount of any such tax or has established, to the satisfaction of Citigroup, that such tax has been paid or is not payable.

Conversion Procedures

On the date of any conversion at the option of the holders, if a holder’s interest is in certificated form, a holder must do each of the following in order to convert:

•                  complete and manually sign the conversion notice provided by the conversion agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•                  surrender the shares of Convertible Preferred Stock to the conversion agent;

•                  if required, furnish appropriate endorsements and transfer documents;

•                  if required, pay any stock transfer, documentary, stamp or similar taxes not payable by Citigroup; and

•                  if required, pay funds equal to any declared and unpaid dividend payable on the next dividend payment date to which such holder is entitled.

Shares of Convertible Preferred Stock and depositary shares initially will be issued in certificated form.  However, Citigroup, at its option, may later determine to prepare a global certificate or certificates representing the Convertible Preferred Stock and depositary shares in order to facilitate clearing and settlement through DTC.  If a holder’s interest is a beneficial interest in a global certificate representing depositary shares, the holder must comply with the depositary’s and DTC’s procedures for converting a beneficial interest in a global security.  See “Description of the Depositary Shares — Conversion of Depositary Shares” below.

The date on which a holder complies with the foregoing procedures is the “conversion date.”

The conversion agent for the Convertible Preferred Stock is initially the transfer agent.  A holder may obtain copies of the required form of the conversion notice from the conversion agent.  The conversion agent will, on a holder’s behalf, convert the Convertible Preferred Stock into shares of Citigroup common stock, in accordance with the terms of the notice delivered by Citigroup described below.  Payments of cash for dividends and in lieu of fractional shares and, if shares of Citigroup common stock are to be delivered, a stock certificate or certificates, will be delivered to the holder, or in the case of global certificates, a book-entry transfer through DTC will be made by the conversion agent.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date.  Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Convertible Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to the common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Convertible Preferred Stock.

Conversion Upon Certain Acquisitions

General.  The following provisions will apply if, prior to the conversion date, one of the following events occur:

(a)         a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Citigroup common equity representing more than 50% of the voting power of Citigroup common stock; or

(b)        consummation of any consolidation or merger of Citigroup or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of Citigroup to any person other than one of Citigroup’s subsidiaries, in each case pursuant to which Citigroup common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of Citigroup immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions”; provided, however that a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of Citigroup common stock in the transaction or transactions consists of shares of common stock or depositary receipts in respect of common stock that are traded on a U.S. national securities exchange or securities exchange in the European Economic Area or that will be so traded when issued or exchanged in connection with a make-whole acquisition.

The phrase “all or substantially all” of Citigroup’s property and assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time.  As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of Citigroup’s property and assets.

Upon a make-whole acquisition, Citigroup will, in the circumstances and in the manner described below, increase the conversion rate in respect of any conversions of the Convertible Preferred Stock that occur during the period (the “make-whole acquisition conversion period”)

beginning on the effective date of the make-whole acquisition (the “effective date”) and ending on the date that is 30 days after the effective date, by a number of additional shares of common stock (the “make-whole shares”).

Citigroup will notify holders, at least 20 days prior to the anticipated effective date of such make-whole acquisition, of the anticipated effective date of such transaction, and whether the make-whole acquisition is anticipated to be a fundamental change (as defined below).  The notice will specify the anticipated effective date of the make-whole acquisition and the date by which each holder’s make-whole acquisition conversion right must be exercised.  Citigroup will also notify holders on the effective date of such make-whole acquisition specifying, among other things, the date that is 30 days after the effective date, the number of make-whole shares (and, if such make-whole acquisition is a fundamental change, the base price (as defined below)) and the amount of the cash, securities and other consideration receivable by the holder upon conversion.  To exercise the make-whole acquisition conversion right, a holder must comply with the requirements listed above under “— Conversion Procedures” on or before the close of business on the date specified in the notice and indicate that it is exercising the make-whole acquisition conversion right.  If a holder does not elect to exercise the make-whole acquisition conversion right, such holder will not be eligible to receive make-whole shares and such holder’s shares of the Convertible Preferred Stock will remain outstanding (subject to the holder electing to convert such holder’s shares as described below under “— Fundamental Changes,” if applicable).

Make-Whole Shares.  The following table sets forth the number of make-whole shares per share of Convertible Preferred Stock for each price per share of Citigroup common stock and effective date set forth below.  Citigroup will complete the table before the closing of this offering, applying in a good faith and reasonable manner customary market practice for such tables.

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
January , 2008
February 15, 2009
February 15, 2010
February 15, 2011
February 15, 2012
February 15, 2013
February 15, 2014
February 15, 2015

                The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (the “stock price”) paid per share of Citigroup common stock in such transaction.  If the holders of Citigroup shares of common stock receive only cash in the make-whole acquisition, the stock price will be the cash amount paid per share Citigroup common stock.  Otherwise the stock price will be the average of the closing price per share of Citigroup common stock on the 10 trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the Convertible Preferred Stock is adjusted.  The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.  Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth under “— Anti-Dilution Adjustments.”

The exact stock price and effective dates may not be set forth on the table, in which case:

•                  if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of make-whole shares will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•                  if the stock price is in excess of $             per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Convertible Preferred Stock; and

•                  if the stock price is less than $                per share (subject to adjustment as described above), no make-whole shares will be issued upon conversion of the Convertible Preferred Stock.

The “closing price” of Citigroup common stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of Citigroup common stock on the New York Stock Exchange on such date.  If Citigroup common stock is not traded on the New York Stock Exchange on any date of determination, the closing price of Citigroup common stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which Citigroup common stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which Citigroup common stock is so listed or quoted, or if Citigroup common stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for Citigroup common stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of Citigroup common stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with Citigroup) retained by Citigroup for this purpose.

Fundamental Change.  In lieu of receiving the make-whole shares, if the reference price (as defined below) in connection with a make-whole acquisition is less than the applicable conversion price (a “fundamental change”), a holder may instead elect to convert such holder’s shares of Convertible Preferred Stock during the make-whole acquisition conversion period at an adjusted conversion price equal to the greater of (1) the reference price and (2) $          , subject to adjustment (the “base price”).

The base price will be adjusted as of any date the conversion rate of the Convertible Preferred Stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted.

If the reference price is less than the base price, holders will receive a maximum
of              shares of Citigroup common stock per share of Convertible Preferred Stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Convertible Preferred Stock.  In lieu of issuing common stock upon conversion in the event of a fundamental change, Citigroup may, at Citigroup’s option, and if Citigroup obtains any necessary regulatory approval, make a cash payment equal to the reference price for each share of common stock otherwise issuable upon conversion.

The “reference price” is the price paid per share of common stock in such fundamental change.  If the holders of shares of Citigroup common stock receive only cash in the fundamental change, the reference price will be the cash amount paid per share.  Otherwise the reference price will be the average of the closing price per share of Citigroup common stock on the 10 trading days up to but not including the effective date of the fundamental change.

To exercise the fundamental change acquisition conversion right, a holder must comply with the requirements listed above under “— Conversion Procedures” on or before the close of business on the date specified in the make-whole notice described above under “— Conversion Upon Certain Acquisitions — General” and indicate that it is exercising the fundamental change conversion right.  If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Convertible Preferred Stock will remain outstanding (subject to the holder electing to convert such holder’s shares as described above under “— Conversion Upon Certain Acquisitions — General”).

Reorganization Events

In the event of:

(1) any consolidation or merger of Citigroup with or into another person (other than a merger or consolidation in which Citigroup is the continuing corporation and in which the shares of Citigroup common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities other property of Citigroup or another corporation);

(2) any sale, transfer, lease or conveyance to another person of all or substantially all of the property and assets of Citigroup; or

(3) any statutory exchange of securities of Citigroup with another person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding Common Stock;

each of which is referred to as a “reorganization event,” each share of the Convertible Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Convertible Preferred Stock, become convertible into the kind and amount of securities, cash and other property receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable conversion date) per share of Citigroup common stock by a holder of Citigroup common stock that is not a person with which Citigroup consolidated or into which Citigroup merged or which merged into Citigroup or to which such sale or transfer was made, as the case may be (any such person, a “constituent person”), or an affiliate of a constituent person to the extent such reorganization event provides for different treatment of Citigroup common stock held by affiliates of Citigroup and non-affiliates.

However, if the kind or amount of securities, cash and other property receivable upon a reorganization event is not the same for each share of Citigroup common stock held immediately prior to the reorganization event by a person other than a constituent person or an affiliate of a constituent person, then the kind and amount of securities, cash and other property receivable upon the reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Citigroup common stock that affirmatively make an election (or of all such holders if none make an election).

On each conversion date following a reorganization event, the conversion rate then in effect will be applied to the value on such conversion date of the securities, cash or other property received per share of Citigroup common stock, determined as set forth above.

Holders have the right to convert their shares of Convertible Preferred Stock in the event of certain acquisitions as described under “— Conversion Upon Certain Acquisitions.”

Conversion Rate Adjustments

The conversion rate will be adjusted, without duplication, if certain events occur:

(1)          the issuance of Citigroup common stock as a dividend or distribution to all holders of Citigroup common stock, or a subdivision or combination of Citigroup common stock, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 ÷ OS0)

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

OS0	=	the number of shares of Citigroup common stock outstanding at the close of business on the record date prior to giving effect to such event

OS1	=	the number of shares of Citigroup common stock that would be outstanding immediately after, and solely as a result of, such event

Notwithstanding the foregoing, no adjustment will be made for the issuance of Citigroup common stock as a dividend or distribution to all holders of Citigroup common stock that is made in lieu of a quarterly or annual cash dividend or distribution to such holders, to the extent such dividend or distribution does not exceed the applicable dividend threshold amount (as defined in clause (4) below).  For purposes of this paragraph, the amount of any such dividend or distribution will equal the number of such shares being issued multiplied by the average of the VWAP of Citigroup common stock over each of the five consecutive trading days prior to the ex-date for such dividend or distribution.

(2)          the issuance to all holders of Citigroup common stock of certain rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Citigroup common stock (or securities convertible into Citigroup common stock) at less than (or having a conversion price per share less than) the current market price of Citigroup common stock as of the record date, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [(OS0 + X) ÷ (OS0 + Y)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

OS0	=	the number of shares of Citigroup common stock outstanding at the close of business on the record date

X	=	the total number of shares of Citigroup common stock issuable pursuant to such rights (or upon conversion of such securities)

Y	=

the aggregate price payable to exercise such rights (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of Citigroup common stock over each of the ten consecutive trading days prior to the Business Day immediately preceding the announcement of the issuance of such rights

However, the conversion rate will be readjusted to the extent that any such rights or warrants are not exercised prior to their expiration.

(3)          the dividend or other distribution to all holders of Citigroup common stock of shares of Citigroup capital stock (other than common stock) or evidences of Citigroup indebtedness or Citigroup assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) or (5) below) in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [SP0 ÷ (SP0 - FMV)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

SP0	=	the current market price of Citigroup common stock as of the record date

FMV	=

the fair market value (as determined by Citigroup’s board of directors) on the record date of the shares of capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Citigroup common stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on Citigroup common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of Citigroup’s (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. securities exchange or quoted on the Nasdaq Capital Market, then the conversion rate will instead be adjusted based on the following formula:

CR1 = CR0 x [(FMV0 + MP0) ÷ MP0]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

FMV0	=

the average of the VWAP of the capital stock or similar equity interests distributed to holders of Citigroup common stock applicable to one share of Citigroup common stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which Citigroup common stock is then listed or quoted

MP0	=

the average of the VWAP of Citigroup common stock over each of the 10 consecutive trading days commencing on and including the third trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or market on which Citigroup common stock is then listed or quoted

(4)          Citigroup makes a distribution consisting exclusively of cash to all holders of Citigroup common stock, excluding (a) any cash dividend on Citigroup common stock to the extent that the aggregate cash dividend per share of Citigroup common stock does not exceed (i) $0.32 in any fiscal quarter in the case of a quarterly dividend or (ii) $1.28 in the prior twelve months in the case of an annual dividend (each such number, the “dividend threshold amount”), (b) any cash that is distributed as part of a distribution referred to in clause (3) above, and (c) any consideration payable in connection with a tender or exchange offer made by Citigroup or any of its subsidiaries referred to in clause (5) below, in which event, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [SP0 ÷ (SP0 — C)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

SP0	=	the current market price of Citigroup common stock as of the record date

C	=	the amount in cash per share Citigroup distributes to holders or pays in the event of a regular quarterly or annual dividend, less the dividend threshold amount

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (4).

(5)          Citigroup or one or more of Citigroup’s subsidiaries make purchases of Citigroup common stock pursuant to a tender offer or exchange offer by Citigroup or one of its subsidiaries for Citigroup common stock to the extent that the cash and value of any other consideration included in the payment per share of Citigroup common stock validly tendered or exchanged exceeds the VWAP per share of Citigroup common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1)) ÷ (SP1 x OS0)]

where,

CR0	=	the conversion rate in effect at the close of business on the expiration date

CR1	=	the conversion rate in effect immediately after the expiration date

FMV	=	the fair market value (as determined by Citigroup’s board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the “purchased shares”)

OS1	=

the number of shares of Citigroup common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”) less any purchased shares

OS0	=	the number of shares of Citigroup common stock outstanding at the expiration time, including any purchased shares

SP1	=	the average of the VWAP of Citigroup common stock over each of the ten consecutive trading days commencing with the trading day immediately after the expiration date

Notwithstanding the foregoing, in the event of an adjustment pursuant to clauses (4) or (5) above, in no event will the conversion rate following such adjustment exceed       , subject to adjustment pursuant to clauses (1), (2) and (3) above.  In addition, in no event will Citigroup adjust the conversion rate to the extent that the adjustment would reduce the conversion price below the par value per share of Citigroup common stock.

“Record date” means, for purpose of this section, with respect to any dividend, distribution or other transaction or event in which the holders of Citigroup common stock have the right to receive any cash, securities or other property or in which Citigroup common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Citigroup common stock entitled to receive such cash, securities or other property (whether such date is fixed by Citigroup’s board of directors or by statute, contract or otherwise).

“Current market price” of Citigroup common stock on any day, means the average of the VWAP of Citigroup common stock over each of the 10 consecutive trading days ending on the earlier of the day in question and the day before the “ex-date” or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (1) through (5) above.  For purposes of this section, “ex-date” means the first date on which the shares of Citigroup common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.

“VWAP” per share of Citigroup common stock on any trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “C UN <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant trading day until the close of trading on the relevant trading day (or if such volume-weighted average price is unavailable, the market price of one share of Citigroup common stock on such trading days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with Citigroup) retained for this purpose by Citigroup).

A “trading day” means, for purposes of determining a VWAP or closing price, a business day on which the relevant exchange or quotation system is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event.  A “market disruption event” is defined as any of the following events that has occurred:

•                        any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to Citigroup common stock or in futures or option contracts relating to Citigroup common stock on the relevant exchange or quotation system;

•                  any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half-hour or longer) in general to effect transactions in, or obtain market values for, Citigroup common stock on the relevant exchange or quotation system or futures or options contracts relating to Citigroup common stock on any relevant exchange or quotation system; or

•                  the failure to open of the exchange or quotation system on which futures or options contracts relating to Citigroup common stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

Except as stated above, the conversion rate will not be adjusted for the issuance of Citigroup common stock or any securities convertible into or exchangeable for Citigroup common stock or carrying the right to purchase any of the foregoing or for the repurchase of Citigroup common stock.  An adjustment to the conversion rate also need not be made for a transaction referred to in clauses (1) through (5) above if holders of the Convertible Preferred Stock may participate in the transaction on a basis and with notice that the Citigroup board of directors determines to be fair and appropriate in light of the basis and notice on which holders of Citigroup common stock participate in the transaction.  In addition, no adjustment to the conversion rate need be made for a change in the par value or no par value of the Citigroup common stock.

Citigroup may, but shall not be required to, make such increases in the conversion rate, in addition to those that are required, as the board of directors of Citigroup considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Citigroup common stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

To the extent that Citigroup has a rights plan in effect on any conversion date, you will receive, in addition to Citigroup common stock, the rights under the rights plan, unless, prior to the conversion date, the rights have separated from the common stock, in which case the conversion rate will be adjusted at the time of separation as if Citigroup made a distribution to all holders of Citigroup common stock of Citigroup capital stock, evidences of Citigroup indebtedness or Citigroup assets, as described in clause (3) above.

No adjustment in the conversion rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made upon (x) the end of each fiscal year of Citigroup, (y) the date of any notice of a redemption or a make-whole acquisition and (z) any conversion date.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Whenever the conversion rate is adjusted, Citigroup must deliver to the conversion agent a certificate setting forth the conversion rate, detailing the calculation of the conversion rate and describing the facts upon which the adjustment is based.  In addition, Citigroup must notify the holders of the Convertible Preferred Stock of the adjustment within ten Business Days of any event requiring such adjustment and describe in reasonable detail the method by which the conversion rate was adjusted.

Fractional Shares

No fractional shares of Citigroup common stock will be issued to holders of the Convertible Preferred Stock upon conversion.  In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Citigroup common stock, calculated on an aggregate basis in respect of the shares of Convertible Preferred Stock being converted, multiplied by the closing price of Citigroup common stock on the trading day immediately preceding the applicable conversion date.

Conversion at the Option of Citigroup

On or after February 15, 2013, Citigroup may, at its option, at any time or from time to time cause some or all of the Convertible Preferred Stock to be converted into shares of Citigroup common stock at the then-applicable conversion rate.  Citigroup may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date Citigroup gives notice of conversion at its option, the closing price of Citigroup common stock exceeds 130% of the then-applicable conversion price of the Convertible Preferred Stock.

If less than all the shares of the Convertible Preferred Stock are converted, the conversion agent will select the Convertible Preferred Stock to be converted on a pro rata basis, by lot or in such other manner as the board of directors of Citigroup or any duly authorized committee of the board of directors may determine to be fair and equitable.  If the conversion agent selects a portion of your Convertible Preferred Stock for partial conversion at the option of Citigroup and you convert a portion of the same share of Convertible Preferred Stock, the converted portion will be deemed to be from the portion selected for optional conversion.

If Citigroup exercises its conversion right with respect to some or all of the series of convertible preferred stock and related depositary shares being issued in concurrent private placements, including the Convertible Preferred Stock and the related depositary shares, then Citigroup will select among the various series and related depositary shares with respect to which it will exercise its conversion right on a pro rata basis, by lot or in such other manner as the board of directors of Citigroup or any duly authorized committee of the board of directors may determine to be fair and equitable.

To exercise the optional conversion right described above, Citigroup must provide a notice of such conversion to each holder of the Convertible Preferred Stock.  The conversion date will be a date selected by Citigroup (the “optional conversion date”) and will be no more than 20 days after the date on which Citigroup provides such notice of optional conversion.  In addition to any information required by applicable law or regulation, the notice of optional conversion and press release shall state, as appropriate:

•                  the optional conversion date;

•                  the number of shares of Citigroup common stock to be issued upon conversion of each share of Convertible Preferred Stock and, if less than all the shares of a holder are to be converted, the number of shares of the Convertible Preferred Stock to be converted; and

•                  the number of shares of Convertible Preferred Stock to be converted.

Optional Redemption

The Convertible Preferred Stock is perpetual and has no maturity date.  Except as provided below, the Convertible Preferred Stock is not redeemable prior to the dividend payment date occurring on February 15, 2015.

Citigroup may redeem the Convertible Preferred Stock, in whole or in part, on any dividend payment date on or after February 15, 2015 as to which Citigroup has declared a dividend in full on the Convertible Preferred Stock at a redemption price equal to $50,000 per share (equivalent to $50 per depositary share).

Citigroup also may redeem the Convertible Preferred Stock at a redemption price equal to $50,000 per share (equivalent to $50 per depositary share), plus any accrued dividends thereon from the last dividend payment date to, but excluding, the date of redemption, at any time, in whole but not in part, if the aggregate liquidation preference of the outstanding Convertible Preferred Stock is equal to 5% or less of the aggregate liquidation preference of the shares of Convertible Preferred Stock originally issued.

If the Convertible Preferred Stock has been called for redemption, the holder will be entitled to convert the Convertible Preferred Stock from the date of notice of the redemption until the close of business on the second Business Day immediately preceding the date of redemption.

Dividends on the shares redeemed will cease to accrue on the redemption date.  Redemption of the Convertible Preferred Stock is subject to receipt of any required prior approvals from the Federal Reserve Board.

Any redemption of the Convertible Preferred Stock prior to        , 2020 will also be subject to the terms of a capital replacement covenant that Citigroup will enter into.

If Citigroup decides to redeem fewer than all of the outstanding shares of Convertible Preferred Stock, the shares of Convertible Preferred Stock to be redeemed will be selected on a pro rata basis, by lot or in such other manner as the board of directors of Citigroup or any duly authorized committee of the board of directors may determine to be fair and equitable.

If Citigroup exercises its redemption right with respect to some or all of the series of convertible preferred stock and related depositary shares being issued in concurrent private placements, including the Convertible Preferred Stock and the related depositary shares, then Citigroup will select among the various series and related depositary shares with respect to which it will exercise its redemption right on a pro rata basis, by lot or in such other manner as the board of directors of Citigroup or any duly authorized committee of the board of directors may determine to be fair and equitable.

If Citigroup redeems shares of the Convertible Preferred Stock, Citigroup will provide notice by first class mail to the holders of record of the shares of the Convertible Preferred Stock to be redeemed.  That notice will be mailed not less than 30 days and not more than 60 days prior to the date fixed for the redemption.  Each notice of redemption will include a statement setting forth:

(i)                                     the redemption date;

(ii)                                  the number of shares of the Convertible Preferred Stock to be redeemed and, if less than all the shares of a holder are to be redeemed, the number of shares of the Convertible Preferred Stock to be redeemed;

(iii)                               the redemption price;

(iv)                              the place or places where the certificates for those shares are to be surrendered for payment of the redemption price, if applicable; and

(v)                                 that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Notwithstanding the foregoing, if the Convertible Preferred Stock is held in book-entry form through DTC, Citigroup may give such notice in any manner permitted by DTC.

Neither the holders of the Convertible Preferred Stock nor the holders of the related depositary shares have the right to require redemption of the Convertible Preferred Stock.

Voting Rights

The holders of the Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends payable on the Convertible Preferred Stock or any other class or series of preferred stock ranking equally with the Convertible Preferred Stock as to payment of dividends and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid in an aggregate amount equal, as to any class or series, to at least six quarterly dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of outstanding shares of the Convertible Preferred Stock voting as a class with holders of shares of any other series of Citigroup preferred stock ranking equally with the Convertible Preferred Stock as to payment of dividends, and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of the board of directors of Citigroup on the terms set forth below (the “Preferred Stock Directors”).  Holders of all series of preferred stock that are granted these voting rights and that rank equally with the Convertible Preferred Stock will vote as a single class, with voting rights allocated pro rata based on liquidation preference.  In the event that the holders of the shares of the Convertible Preferred Stock or such other stock are entitled to vote as described in this paragraph, the board of directors of Citigroup will be increased by two directors.  The holders of the Convertible Preferred Stock will have the right, as members of the class outlined above, to elect the two Preferred Stock Directors at a special meeting called at the request of holders of at least 20% of the Convertible Preferred Stock or of any series of such other stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders).  Notwithstanding the foregoing, holders of the Convertible Preferred Stock and such other stock shall not be entitled to elect any Preferred Stock Directors to the extent the election would cause Citigroup to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which its securities may then be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall the board of directors of Citigroup include more than two Preferred Stock Directors.

When Citigroup has paid full dividends for at least four consecutive quarterly dividend periods following a Nonpayment on the Convertible Preferred Stock and any other class or series of non-cumulative preferred stock ranking equally with the Convertible Preferred Stock and has paid cumulative dividends in full on any class or series of cumulative preferred stock ranking equally with the Convertible Preferred Stock (in each case, upon which equivalent voting rights to those described in the preceding paragraph have been conferred and are exercisable), then the voting rights described above will terminate, except as expressly provided by law.  The voting rights described above will be re-triggered upon each and every subsequent Nonpayment.

Upon termination of the right of the holders of the Convertible Preferred Stock to vote for the Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders will terminate immediately.  Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors that otherwise would prevail.

So long as any shares of Convertible Preferred Stock are outstanding, the vote or consent of the holders of at least two-thirds of the shares of Convertible Preferred Stock at the time outstanding, voting as a class with all other series of preferred stock ranking equally with the Convertible Preferred Stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(a)         any amendment, alteration or repeal of any provision of Citigroup’s certificate of incorporation (including the certificate of designation creating the Convertible Preferred Stock) or Citigroup’s bylaws that would alter or change the voting powers, preferences or rights of the Convertible Preferred Stock so as to affect them adversely;

(b)        any amendment or alteration of Citigroup’s certificate of incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of Citigroup’s capital stock ranking prior to the Convertible Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of Citigroup; or

(c)         the consummation of a binding share exchange or reclassification involving the Convertible Preferred Stock or a merger or consolidation of Citigroup with another entity, except that holders of Convertible Preferred Stock will have no right to vote under this provision or otherwise under Delaware law if in each case (i) the Convertible Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which Citigroup is not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and that is a corporation for U.S. federal income tax purposes (or if such entity is not a corporation, Citigroup having received an opinion of nationally recognized counsel experienced in such matters to the effect that holders of the Convertible Preferred Stock will be subject to tax for U.S. federal income tax purposes with respect to such new preferred securities after such merger or consolidation in the same amount, at the same time and otherwise in the same manner as would have been the case under the Convertible Preferred Stock prior to such merger or consolidation), and (ii) such Convertible Preferred Stock remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preferred Stock, taken as a whole.

The holders of the Convertible Preferred Stock will not be entitled to participate in any vote regarding a change in the rights of the Convertible Preferred Stock if at, or prior to the time when the act with respect to such vote would otherwise be required shall be effected, Citigroup shall have redeemed or called for redemption all of the Convertible Preferred Stock upon proper notice and sufficient funds shall have been set aside by Citigroup for the benefit of the holders of the Convertible Preferred Stock to effect such redemption.  Citigroup also is not required to obtain any consent of holders of preferred stock of a series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank equally with or junior to the preferred stock of such series with respect to dividends and liquidation rights.

If an amendment, alteration or repeal described above would adversely affect one or more but not all series of preferred stock of Citigroup, then only those series affected and entitled to vote will vote as a class in lieu of all such series of preferred stock.

Preemptive Rights

The holders of the Convertible Preferred Stock do not have any preemptive rights.

Outstanding Series of Preferred Stock

Under the Restated Certificate of Incorporation of Citigroup Inc., Citigroup has authority to issue up to 30,000,000 shares of preferred stock, $1.00 par value per share.  Subject to the voting rights of holders of the Convertible Preferred Stock as described above under “— Voting,” Citigroup may issue preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights and other rights as Citigroup may determine.

As of the date of this description, Citigroup had the following shares of preferred stock outstanding, all of which is parity stock:

•                  2,262 shares of Adjustable Rate Cumulative Preferred, Series Y ($100,000 liquidation preference per share);

•                  987 shares of 5.321% Cumulative Preferred, Series YY ($1,000,000 liquidation preference per share); and

•                  2,597 shares of 6.767% Cumulative Preferred, Series YYY ($1,000,000 liquidation preference per share).

In addition, Citigroup may from time to time, without notice to or consent from the holders of the Convertible Preferred Stock, create and issue additional shares of preferred stock ranking equally with or junior to the Convertible Preferred Stock as to dividends and distribution of assets upon the liquidation, dissolution or winding up of Citigroup.

Miscellaneous

Citigroup will at all times reserve and keep available out of the authorized and unissued shares of Citigroup common stock or shares held in the treasury by Citigroup, solely for issuance upon the conversion of the Convertible Preferred Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the Convertible Preferred Stock then outstanding.  Any shares of the Convertible Preferred Stock converted into shares of Citigroup common stock or otherwise reacquired by Citigroup shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

All payments and distributions (or deemed distributions) on the depositary shares and the shares of Convertible Preferred Stock (and on the shares of Citigroup common stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders.

Additional Classes or Series of Stock

Citigroup will have the right to create and issue additional classes or series of preferred stock or other capital stock ranking equally with or junior to the Convertible Preferred Stock as to dividends and distribution of assets upon the liquidation, dissolution or winding up of Citigroup without the consent of the holders of the Convertible Preferred Stock or the holders of the related depositary shares.

Depositary, Conversion Agent, Transfer Agent and Registrar

The Bank of New York will be the depositary, conversion agent, transfer agent and registrar for the Convertible Preferred Stock.

DESCRIPTION OF THE DEPOSITARY SHARES

The depositary shares will be issued pursuant to the terms of a deposit agreement between Citigroup and The Bank of New York, as depositary, and the holders from time to time of the depositary receipts.  The terms of the depositary shares will include those stated in the deposit agreement.  The following summary of the material terms and provisions of the depositary shares is not intended to be complete and is qualified by the deposit agreement, copies of which will be made available to prospective investors.  It is important for you to consider the information contained in the deposit agreement before making your decision to invest in the depositary shares and Convertible Preferred Stock.  If any specific information regarding the depositary shares in this description is inconsistent with the terms of the depositary shares described in the deposit agreement, you should rely on the information contained in the deposit agreement.

General

Citigroup is issuing proportional fractional interests in the Convertible Preferred Stock in the form of depositary shares.  Each depositary share represents a 1/1,000th interest in a share of the Convertible Preferred Stock.  Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights and preferences of the Convertible Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Convertible Preferred Stock those depositary shares represent.

In this description, references to “holders” of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the depositary and, if the Convertible Preferred Stock is held in book-entry form through DTC, not indirect holders who own beneficial interests in depositary shares registered in the street name of, or issued in book-entry form through, DTC.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/1,000th of the dividend declared on the related share of the Convertible Preferred Stock.

The depositary will distribute all dividends and other cash distributions received on the Convertible Preferred Stock to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder.  In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with the approval of Citigroup, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Convertible Preferred Stock.

The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Convertible Preferred Stock will be reduced by any amounts required to be withheld by Citigroup or the depositary on account of taxes or other governmental charges.  The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Convertible Preferred Stock until such taxes or other governmental charges are paid.

Conversion of Depositary Shares

Optional Conversion.  As described above under “Description of Convertible Preferred Stock—Conversion Rights—Optional Conversion Right,” and “Description of Convertible Preferred Stock—Conversion Upon Certain Acquisitions,” the Convertible Preferred Stock may be converted, in whole or in part, into shares of Citigroup common stock at the option of the holders of the Convertible Preferred Stock.  The depositary shares may, at the option of holders thereof, be converted into shares of Citigroup common stock upon the same terms and conditions as the Convertible Preferred Stock, except that depositary shares may be converted only in lots of 1,000 depositary shares or integral multiples thereof.

To effect such an optional conversion, a holder of depositary shares must deliver depositary receipts evidencing the depositary shares to be converted, together with a written notice of conversion and a proper assignment of the depositary receipts to Citigroup, to any transfer agent for the depositary shares, or in blank, and, if applicable, payment of an amount equal to the dividend payable on such depositary shares, to the depositary or its agent.  Each optional conversion of depositary shares will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied, and the conversion will be at the conversion rate in effect at such time and on such date.

Conversion at the Option of Citigroup.  As described above under “Description of Convertible Preferred Stock—Conversion Rights—Conversion at the Option of Citigroup,” on or after February 15, 2013, Citigroup may, at its option, at any time or from time to time cause some or all of the Convertible Preferred Stock to be converted into shares of Citigroup common stock at the then-applicable conversion rate.  Citigroup may exercise this conversion right if, for 20 trading days within any period of 30 consecutive trading days ending on the trading day preceding the date Citigroup gives notice of conversion at its option, the closing price of Citigroup common stock exceeds 130% of the then-applicable conversion price of the Convertible Preferred Stock.

If Citigroup elects to exercise this option, the depositary shares will be converted into shares of Citigroup common stock upon the same terms and conditions as the Convertible Preferred Stock, except that the number of shares of Citigroup common stock received upon conversion of each depositary share will be equal to the number of shares of Citigroup common stock received upon conversion of each share of Convertible Preferred Stock divided by 1,000.  In the event that the conversion of depositary shares into Citigroup common stock would result in the issuance of fractional shares, Citigroup will pay the holder of such depositary shares cash in lieu of such fractional shares as described above in “Description of Convertible Preferred Stock—Fractional Shares.”

On any applicable conversion date, the record holders of depositary shares representing the Convertible Preferred Stock must deliver depositary receipts evidencing the depositary shares to be converted, together with a written notice of conversion and a proper assignment of the depositary receipts to Citigroup, to any transfer agent for the depositary shares, or in blank to the depositary or its agent.  Each such conversion of depositary shares will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied, and the conversion will be at the conversion rate in effect at such time and on such date.

Redemption of Depositary Shares

If Citigroup redeems the Convertible Preferred Stock, in whole or in part, as described above under “Description of the Convertible Preferred Stock—Redemption,” depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Convertible Preferred Stock held by the depositary.  The redemption price per depositary share will be 1/1,000th of the redemption price per share payable with respect to the Convertible Preferred Stock.

If Citigroup redeems shares of the Convertible Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Convertible Preferred Stock so redeemed.  If Citigroup redeems less than all of the outstanding depositary shares, the depositary will select pro rata, or in any other manner determined by the depositary to be fair and equitable, those depositary shares to be redeemed.  The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Convertible Preferred Stock and the related depositary shares.

Voting the Convertible Preferred Stock

Because each depositary share represents a 1/1,000th interest in a share of the Convertible Preferred Stock, holders of depositary receipts will be entitled to 1/1,000th of a vote per depositary share under those limited circumstances in which holders of the Convertible Preferred Stock are entitled to a vote, as described above in “Description of the Convertible Preferred Stock—Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Convertible Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares.  Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Convertible Preferred Stock, may instruct the depositary to vote the number of shares of Convertible Preferred Stock, or fraction thereof, represented by the holder’s depositary shares.  To the extent possible, the depositary will vote the maximum number of whole shares of Convertible Preferred Stock represented by the depositary shares in accordance with the instructions it receives.  Citigroup will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed.  If the depositary does not receive specific instructions from the holders of any depositary shares representing the

Convertible Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.

Notices

The depositary will forward to the holders of depositary shares all reports, notices and communications from Citigroup that are delivered to the depositary and that Citigroup is required to furnish to the holders of the Convertible Preferred Stock.